                                 SCHEDULE 14A
                                (RULE 14a-101)


                   INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                                Celebrity, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 CELEBRITY, INC.
                               4520 OLD TROUP ROAD
                                  TYLER, TEXAS

                                                               January ___, 1999

Dear Shareholder:

         You are cordially invited to attend a Special Meeting (the "Meeting") of shareholders of Celebrity, Inc. (the "Company") to be held at the offices of Star Wholesale Florist, Inc., 8223 N. Stemmons Freeway, Dallas, Texas, on Friday, February 26, 1999, at 8:30 a.m. local time. The attached Notice of Special Meeting and Proxy Statement fully describe the formal business to be transacted at the Meeting, which includes the approval of an amendment to the Company's Restated Articles of Incorporation that would effect a four-to-one reverse stock split. THE APPROVAL OF THIS AMENDMENT IS NECESSARY IF THE COMPANY IS TO MAINTAIN THE LISTING OF ITS COMMON STOCK ON THE NASDAQ SMALLCAP MARKET. THIS APPROVAL REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST TWO-THIRDS OF THE OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE ON THE PROPOSAL, SO THE RETURN OF YOUR PROXY IS ESPECIALLY IMPORTANT FOR THIS MEETING.

         The Company's Board of Directors believes that a vote for the approval of the amendment to the Company's Restated Articles of Incorporation is in the best interests of the Company and its shareholders and unanimously recommends a vote "FOR" the amendment and the resulting four-to-one reverse stock split. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed Proxy promptly, regardless of whether you plan to attend the Meeting. If you attend the Meeting, you may vote in person even if you have previously mailed a Proxy.

         Certain officers of the Company will attend the meeting and will respond to questions that are appropriate for discussion at the Meeting. I hope you will be able to attend.

                                            Sincerely,



                                            Robert H. Patterson, Jr.
                                            Chairman of the Board, President
                                            and Chief Executive Officer

                                 CELEBRITY, INC.
                               4520 OLD TROUP ROAD
                                  TYLER, TEXAS


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          To Be Held February 26, 1999

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of Celebrity, Inc., a Texas corporation (the "Company" or "Celebrity"), will be held at the offices of Star Wholesale Florist, Inc., 8223
N. Stemmons Freeway, Dallas, Texas, on Friday, February 26, 1999, at 8:30 a.m. local time. A Proxy and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the following purposes:

         (1) To approve amendments to the Company's Restated Articles of Incorporation that would effect (i) a four-to-one reverse stock split of the Company's issued and outstanding common stock, par value $.01 per share (the "Common Stock"), in order to maintain the listing of the Common Stock on the Nasdaq SmallCap Market, and (ii) certain other technical changes; and

         (2) To transact any other business that may properly come before the Meeting and any adjournments thereof.

         The close of business on January 25, 1999, has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof. For a period of at least ten days prior to the Meeting, a complete list of shareholders entitled to vote at the Meeting will be open to the examination of any shareholder during ordinary business hours at the offices of the Company at 4520 Old Troup Road, Tyler, Texas.

         Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

         SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                  By Order of the Board of Directors



                                  Robert H. Patterson, Jr.
                                  Chairman of the Board, President
                                  and Chief Executive Officer

Tyler, Texas
January ___, 1999

                                 CELEBRITY, INC.
                               4520 OLD TROUP ROAD
                                  TYLER, TEXAS

                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 26, 1999


         This Proxy Statement is being first mailed on January ___, 1999, to shareholders of Celebrity, Inc., a Texas corporation (the "Company" or "Celebrity"), by the Board of Directors to solicit proxies (the "Proxies") for use at a Special Meeting of Shareholders (the "Meeting") of the Company to be held at the offices of Star Wholesale Florist, Inc., 8223 N. Stemmons Freeway, Dallas, Texas, on Friday, February 26, 1999, at 8:30 a.m., local time, and at such other times and places to which the Meeting may be adjourned.

         The purpose of the Meeting is to consider and act upon the following:

         (1) the approval of amendments to the Company's Restated Articles of Incorporation (the "Articles of Incorporation") that would effect (i) a four-to-one reverse stock split of the Company's issued common stock, par value $.01 per share (the "Common Stock"), which reverse stock split is necessary in order to maintain the listing of the Common Stock on the Nasdaq SmallCap Market, and (ii) certain other technical changes (collectively, the "Reverse Stock Split Amendment"); and

         (2) such other matters as may properly come before the Meeting and any adjournments thereof.

         All shares represented by valid Proxies, unless the shareholder otherwise specifies, will be voted as follows:

         (1)     FOR the Reverse Stock Split Amendment; and

         (2) at the discretion of the proxyholders (the "Proxyholders") with regard to any other matter that may properly come before the Meeting and any adjournments thereof.

         Any shareholder executing a Proxy retains the right to revoke it at any time prior to exercise at the Meeting. A Proxy may be revoked by delivery of written notice of revocation to the Secretary of the Company, by execution and delivery of a later Proxy, or by voting in person at the Meeting. Unless revoked, all shares represented by properly executed Proxies will be voted as specified therein.

                        RECORD DATE AND VOTING SECURITIES

         The record date for determining the shareholders of the Company entitled to notice of and to vote at the Meeting and any adjournments thereof was the close of business on January 25, 1999 (the "Record Date"), at which time the Company had issued and outstanding approximately 6,176,655 shares of Common Stock. The shares of Common Stock constitute the only outstanding voting securities of the Company entitled to be voted at the Meeting.

                                QUORUM AND VOTING

         The presence at the Meeting, in person or by proxy, of the holders of one-third of the Common Stock issued and outstanding and entitled to vote thereat is necessary to constitute a quorum to transact business. In deciding all questions and other matters, a holder of Common Stock on the Record Date will be entitled to cast one vote for each share of Common Stock then registered in such holder's name.

         APPROVAL OF PROPOSAL NO. 1 REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST TWO-THIRDS OF THE OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE ON THE PROPOSAL. ABSTENTIONS ON THE PROPOSAL MAY BE SPECIFIED AND WILL BE COUNTED TOWARD A QUORUM. HOWEVER, IN TABULATING THE VOTE ON THE PROPOSAL, ABSTENTIONS WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

         Shares referred to as "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon), if any, are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter requiring discretionary authority to vote, broker non-votes will be treated as not voting with respect to that matter (even though those shares are considered present for quorum purposes and may be entitled to vote on other matters). BECAUSE BROKERS OR NOMINEES DO NOT HAVE DISCRETIONARY AUTHORITY TO VOTE ON PROPOSAL NO. 1, THERE WILL BE BROKER NON-VOTES ON THE PROPOSAL, WHICH WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

                 PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

         The following table sets forth information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the Company's executive officers and (iv) all directors and executive officers of the Company as a group.

                                                                                     AMOUNT AND
                                                                                     NATURE OF
                           NAME OF BENEFICIAL                                        BENEFICIAL            PERCENT
                            OWNER OR GROUP(1)                                        OWNERSHIP(2)          OF CLASS
                           ------------------                                        -------------         --------
Robert H. Patterson, Jr. (3)(4)..................................................        3,235,000             52.2%

Richard Yuen (5).................................................................          115,750              1.9%

B. D. Hunter.....................................................................           25,000              *

C. A. Langner....................................................................           20,000              *

Valerie Anne Mars................................................................           13,500              *

David J. Huffman.................................................................           56,000              *

Clifford C. Condict..............................................................           71,187              1.1%

Roger D. Craft...................................................................           13,000              *

Lynn Skillen.....................................................................           85,000              1.4%

Directors and executive officers as a group (11 persons)(6)......................        3,641,837             57.4%

---------------
*        Less than 1%
(1) "Beneficial owner" means generally any person who, directly or indirectly, has or shares voting power or investment power with respect to a security. All information with respect to the beneficial ownership of any shareholder has been furnished by such shareholder and the Company believes that, except as otherwise indicated, each shareholder has sole voting and investment power with respect to shares listed as beneficially owned by such shareholder.

(2) Includes shares of Common Stock issuable upon exercise of options that are exercisable on the Record Date or within 60 days thereafter by Patterson, Yuen, Hunter, Langner, Mars, Huffman, Condict, Craft and all directors and executive officers as a group, with such shares numbering 24,000, 36,000, 15,000, 11,000, 11,000, 35,000, 23,000, 13,000 and
         173,400, respectively.

(3) Includes 2,800,000 shares of Common Stock held by RHP Securities Ltd., a limited partnership controlled by Mr. Patterson.

(4) Includes, in the aggregate, 6,000 shares of Common Stock held by Mr. Patterson's two sons and daughter. Mr. Patterson disclaims beneficial ownership of such shares.

(5) Includes 79,750 shares of Common Stock held by Golden Pool Ltd., a partnership controlled by Mr. Yuen.

(6) Includes 5,400 shares of Common Stock held by Laura Lockhart, of which 3,400 shares are issuable upon exercise of options that are exercisable on the Record Date or within 60 days thereafter; and 2,000 shares held by Sherri L. Goodman, all of which are issuable upon exercise of options that are exercisable on the Record Date or within 60 days thereafter.

                                 PROPOSAL NO. 1

                               REVERSE STOCK SPLIT

         The Board of Directors has adopted, and proposes that the shareholders of the Company approve, amendments to the Articles of Incorporation that would effect (i) a four-to-one reverse split of the outstanding shares of Common Stock, but would maintain the authorized number of shares of Common Stock at 25,000,000 shares and the par value at $.01 per share, and (ii) certain other technical changes (collectively, the "Reverse Stock Split"). The authorized number of shares (10,000,000) and par value ($.01 per share) of the Company's Preferred Stock would remain unchanged.

REASONS FOR THE REVERSE STOCK SPLIT

         Listing of the Company's Common Stock. The Common Stock is currently
         --------------------------------------
listed on the Nasdaq SmallCap Market (R) (the "SmallCap"). On December 2, 1998, the Company received a notice from the Nasdaq Stock Market (the "Nasdaq") that, based on a review by Nasdaq's staff of the price data covering the 30 days prior to the date of the notice, the Common Stock had failed to maintain a closing bid price of at least $1.00 per share in accordance with Nasdaq's continued listing requirements. Nasdaq notified the Company that if it were unable to demonstrate compliance with the $1.00 minimum bid price requirement by March 2, 1999, the Common Stock would be delisted from the SmallCap effective at the close of business on that date. In such event, trading, if any, in the Common Stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the NASD's Electronic Bulletin Board. Consequently, the liquidity of the Common Stock could be severely adversely affected, not only in the number of shares that could be bought and sold, but also through delays in the timing of transactions, reduction in media coverage of the Company, and lower prices for the Common Stock than might otherwise be attained.

         The Company has not submitted a request to Nasdaq that a hearing be held in connection with the notice described above. If the Reverse Stock Split Amendment is not approved, the Company will immediately request such hearing and it is anticipated that until such a hearing is held and a decision is reached, the Common Stock would continue to be listed on the SmallCap.

         In response to Nasdaq's notice, the Board of Directors evaluated the Company's alternatives concerning the Common Stock's listing. After reviewing the history of the price of the Common Stock, the Board determined that it was very possible that the Common Stock would not be able, in the short term, to maintain the minimum bid price required for its continued listing on the SmallCap. The Company believes that after effecting the Reverse Stock Split, the Common Stock is more likely to meet the minimum bid price per share listing requirement, and to continue to meet all of the other listing requirements of the SmallCap, all of which it currently meets. The Company believes the completion of the Reverse Stock Split should cause the trading price of the Common Stock to increase proportionately. There can be no assurance, however, that the Reverse Stock Split will result in any change in the price of the Common Stock or that, if the price of the Common Stock does increase as a result of the Reverse Stock Split, such increase will be sufficient to allow the Company to comply with the continued listing requirements of the SmallCap. Further, there can be no assurance that the Company will comply with the other continued listing requirements of the SmallCap following the Reverse Stock Split or that the reduced number of shares outstanding after the Reverse Stock Split will not adversely affect the liquidity of the Common Stock.

         Marketability. The Company believes that the Reverse Stock Split may
         --------------
result in a broader market for the Common Stock than currently exists due to the increase of the per share price. The Company believes that the present level of per share market prices of the Common Stock impairs the acceptability of the stock to portions of the financial community and the investing public. Theoretically, the price per share of stock should not, by itself, affect the marketability of the stock, the type of investor who acquires the stock, or a company's reputation in the financial community. However, in practice, the price per share does affect the stock because many investors look upon low-priced stocks as unduly speculative in nature, and, as a matter of policy, avoid investment in such stocks. The increased price per share may encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company's shareholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split. Nonetheless, there is no assurance that these effects will occur or that the per share price level of the Common Stock immediately after the Reverse Stock Split will be maintained for any period of time.

         Commissions. The Company believes that the Reverse Stock Split may
         ------------
improve the liquidity of the Common Stock in another manner. Frequently, brokers charge trading commissions based upon the number of shares purchased. As a result, this trading commission per share is currently relatively high as a percentage of the value of the shares being traded. The Company believes that the relatively high cost of trading in the Common Stock may adversely affect the liquidity of the Common Stock by making it a less attractive investment than the stock of other companies. If the Reverse Stock Split is effected and the price of the Common Stock rises correspondingly, the cost of trading in the Common Stock as a percentage of the value of the shares being traded would decrease in certain circumstances.

         Increase of Surplus. As a part of the Reverse Stock Split, the
         --------------------
Company's surplus would be increased as a result of maintaining the par value of the Common Stock at $.01 per share but decreasing the number of issued shares. Under the Texas Business Corporation Act (the "TBCA"), a corporation is permitted to purchase its own shares of capital stock or to declare dividends only to the extent that the corporation has an amount of surplus equal to or greater than the amount of the stock redemption or dividend and that the redemption or dividend would not render the corporation insolvent. Under the TBCA, the "surplus" of a corporation is defined as the excess of the net assets of a corporation over its stated capital. The "stated capital" of a corporation is equal to the number of issued shares of the corporation multiplied by the par value per share of the shares. The "net assets" of a corporation is equal to the assets of the corporation minus its liabilities. Because the number of issued shares of Common Stock will decrease as a result of the Reverse Stock Split but the par value per share will remain the same, the stated capital of the Company will decrease. The amount by which the stated capital decreases will be considered additional surplus of the Company. Despite the increase in the amount of surplus that will be caused by the Reverse Stock Split, the Company has no current plans to redeem any shares of Common Stock or make any distributions on the Common Stock.

         Effective Increase of Authorized Shares. The Company proposes to effect
         ----------------------------------------
the Reverse Stock Split while maintaining the authorized number of shares of Common Stock at 25,000,000. This will have the same effect as increasing the number of authorized shares of Common Stock. The Preferred Stock will not be affected by the Reverse Stock Split. The Company has not issued any shares of Preferred Stock to date. The Board of Directors believes the proposed amounts of Common Stock and Preferred Stock authorized for issuance are adequate to meet the Company's needs in the foreseeable future. If the Reverse Stock Split is approved, no shareholder approval will be solicited for the issuance of all or any portion of the Common Stock and Preferred Stock unless required by law or any rules or regulations to which the Company may be subject.

EFFECT OF REVERSE STOCK SPLIT ON SHAREHOLDERS

         The Reverse Stock Split will not affect any shareholder's proportionate equity interest in the Company, except for those shareholders who would receive one more or one less share of Common Stock in lieu of fractional shares. Holders of Common Stock will continue to be entitled to receive such dividends as may be declared by the Board of Directors. Outstanding stock options under the Company's stock option plan will be adjusted to reflect the ratio of the Reverse Stock Split if it is approved. The Company's reporting obligations under the Securities Exchange Act of 1934, as amended, will not be affected by the Reverse Stock Split.

EFFECT OF THE REVERSE STOCK SPLIT ON CAPITAL STOCK

         The Company's Articles of Incorporation currently authorize the issuance of 25,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. On the Record Date, the Company had outstanding 6,176,655 shares of Common Stock, leaving 18,823,345 authorized but unissued shares of Common Stock available for issuance. Following the Reverse Stock Split, the Company will have 1,544,164 shares of Common Stock outstanding, leaving 23,455,836 authorized but unissued shares of Common Stock available for issuance. The par value of the Common Stock will remain at $.01 per share. Because the number of issued shares of Common Stock will decrease but the par value will remain the same after the Reverse Stock Split, the Company's stated capital will decrease by approximately $46,325, and the Company's surplus account will increase by a corresponding amount. This change in the Company's capital accounts will be reflected in the Company's financial statements, along with a notation of the change in outstanding shares of Common Stock, as a result of the Reverse Stock Split.

         There were no shares of Preferred Stock issued or reserved for issuance on the Record Date. The Preferred Stock will be unaffected by the Reverse Stock Split.

         If the Reverse Stock Split Amendment is approved by the shareholders, the Company will file amended and Restated Articles of Incorporation (the "Restated Articles"), in the form of Exhibit A attached to this Proxy Statement, reflecting the Reverse Stock Split Amendment, with the Secretary of State of the State of Texas promptly following the conclusion of the Meeting. The Reverse Stock Split will become effective on the date of such filing (the "Effective Date"). On the Effective Date, without further action of the Company or its shareholders, (i) every four shares of Common Stock outstanding will automatically be reverse split into one share outstanding, (ii) the number of shares of authorized Common Stock will remain at 25,000,000, and (iii) the par value of the Common Stock will remain at $.01 per share. Based on information as of the Record Date, the Company anticipates that the number of outstanding shares of Common Stock, after giving effect to the Reverse Stock Split, will be 1,544,164 shares. Upon filing the Restated Articles, the Company will notify the shareholders that the Reverse Stock Split has been effected.

CERTAIN ANTI-TAKEOVER EFFECTS OF THE REVERSE STOCK SPLIT

         As described above, approval of the Reverse Stock Split Amendment will increase the number of authorized shares of Common Stock available for issuance. Under certain circumstances, the Board of Directors could create impediments to, or delay persons seeking to effect, a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to a holder or holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its shareholders. Such an issuance could diminish the voting power of existing shareholders who favor a change in control, and the ability to issue the shares could discourage an attempt to acquire control of the Company. While it may be deemed to have potential anti-takeover effects, the Board is proposing the Reverse Stock Split solely for the purpose of maintaining the Company's listing on the SmallCap, and the proposed amendment is not prompted by any specific effort or takeover threat currently perceived by management.

EXCHANGE OF CERTIFICATES; NO FRACTIONAL SHARES

         After the Effective Date, the Company will issue certificates representing one share of Common Stock in exchange for each four shares of Common Stock presently outstanding upon surrender of an existing certificate evidencing outstanding shares of Common Stock.

NO FRACTIONAL SHARES OF COMMON STOCK WILL BE ISSUED IN CONNECTION WITH THE REVERSE STOCK SPLIT. ASSUMING THE APPROVAL OF THE REVERSE STOCK SPLIT AMENDMENT, A SHAREHOLDER WHO WOULD OTHERWISE BE ENTITLED TO RECEIVE, IN THE AGGREGATE, A NUMBER OF SHARES OF COMMON STOCK THAT INCLUDED A FRACTION OF A SHARE EQUAL TO OR GREATER THAN ONE-HALF WILL RECEIVE, IN LIEU THEREOF, THAT NUMBER OF SHARES ROUNDED UP TO THE NEXT HIGHEST WHOLE SHARE. A SHAREHOLDER WHO WOULD OTHERWISE BE ENTITLED TO RECEIVE, IN THE AGGREGATE, A NUMBER OF SHARES THAT INCLUDED A FRACTION LESS THAN ONE-HALF WILL NOT RECEIVE SUCH FRACTIONAL SHARE AND WILL BE ENTITLED ONLY TO THAT NUMBER OF SHARES AGGREGATE, ROUNDED DOWN TO THE NEXT LOWEST WHOLE SHARE.

         The Company will appoint Harris Trust & Savings Bank as exchange agent ("Exchange Agent") in connection with the Reverse Stock Split. As soon as practicable after the Effective Date, the holders of the Common Stock will be notified that the Reverse Stock Split has been effected and will be asked to surrender to the Exchange Agent any certificate(s) representing outstanding shares of Common Stock in exchange for new certificate(s) representing the reduced number of shares of Common Stock that will result from the Reverse Stock Split. On the Effective Date, each certificate representing shares of Common Stock will be deemed for all purposes to represent the reduced number of shares of Common Stock that will result from the Reverse Stock Split, whether or not the certificates representing outstanding Common Stock are surrendered for exchange.

NO DISSENTERS' RIGHTS

         The TBCA does not vest shareholders of the Company with dissenters' rights with respect to the Reverse Stock Split.

RESALES OF RESTRICTED SECURITIES

         The proposed amendment will not affect the transferability of shares of Common Stock or any present restriction on the sale thereof. Therefore, for purposes of determining the relevant holding period as prescribed by Rule 144 under the Securities Act of 1933, as amended, the shares of Common Stock to be issued to each shareholder after the Effective Date will be deemed to have been acquired on the date on which the shareholder acquired the shares of Common Stock held immediately prior to the Effective Date.

FEDERAL INCOME TAX CONSEQUENCES

         A summary of the federal income tax consequences of the Reverse Stock Split is set forth below. The discussion is based on present federal income tax law. The discussion is not, and should not be relied on as, a comprehensive analysis of the tax issues arising from or relating to the Reverse Stock Split. This summary does not purport to deal with all aspects of federal income taxation that may be relevant to a particular shareholder in light of such shareholder's personal investment circumstances or to certain types of shareholders subject to special treatment under the Internal Revenue Code of 1986, as amended (the "Code") (including, without limitation, financial institutions, broker-dealers, regulated investment companies, life insurance companies, tax-exempt organizations, foreign corporations and non-resident aliens). Accordingly, shareholders are urged to consult their personal tax advisors for an analysis of the effect of the Reverse Stock Split on their respective tax situations, including consequences under applicable state, local or foreign tax laws.

         Pursuant to Section 368(a)(1)(E) of the Code, the Company believes the Reverse Stock Split will qualify as a recapitalization to the extent that outstanding shares of Common Stock are exchanged for a reduced number of shares of Common Stock. Therefore, neither the Company nor its shareholders will recognize any gain or loss for federal income tax purposes as a result thereof.

         The shares of Common Stock to be issued to each shareholder to effect the Reverse Stock Split will have an aggregate basis, for computing gain or loss, equal to the aggregate basis of the shares of Common Stock held by such shareholder immediately prior to the Effective Date. A shareholder's holding period for the shares of Common Stock to be issued will include the holding period for shares of Common Stock exchanged therefor, provided that such outstanding shares of Common Stock were held by the shareholder as capital assets on the Effective Date.

VOTE REQUIRED

Approval of the Reverse Stock Split Amendment requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock entitled to vote on the proposal. If the Reverse Stock Split Amendment is approved by the shareholders of the Company, the proper officers of the Company will file a copy of the Restated Articles with the Secretary of State of the State of Texas to effect the Reverse Stock Split as promptly as practicable. Unless otherwise instructed or restricted, it is the intent of the persons named in the Proxy to vote all Proxies "FOR" the adoption of this proposal.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                    "FOR" THE REVERSE STOCK SPLIT AMENDMENT


                              SHAREHOLDER PROPOSALS

         Shareholders of the Company may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 1999 Annual Meeting of Shareholders, such proposals must be received by the Company not later than July 17, 1999. Such proposals should be directed to Celebrity, Inc., P. O. Box 6666, Tyler, Texas 75711, Attention: Secretary.

                                 OTHER BUSINESS

         The Board of Directors knows of no matter other than those described in this Proxy Statement that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting and any adjournments thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.


                                  MISCELLANEOUS

         All costs incurred in the solicitation of Proxies will be borne by the Company. In addition to the solicitation by mail, employees of the Company may solicit Proxies by telephone, telegram or personally, without additional compensation. The Company may also make arrangements with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage firms and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith. The Company may retain Corporate Investor Communications, Inc., an outside solicitation firm, in connection with the solicitation of shareholders. Any fees and expenses incurred in connection with the engagement of Corporate Investor Communications, Inc., which are not expected to exceed $4,000, will be borne by the Company.


                                        By Order of the Board of Directors




                                        Lynn Skillen
                                        Secretary

Tyler, Texas
January ___, 1999

                                                                       EXHIBIT A

                               AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                 CELEBRITY, INC.



                                   ARTICLE ONE

         Celebrity, Inc., a Texas corporation (the "Corporation"), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts the attached Amended and Restated Articles of Incorporation that accurately copy the Articles of Incorporation of the Corporation and all previous amendments thereto and further amend the Articles of Incorporation as provided therein (these "Restated Articles"). These Restated Articles contain no other change in any provision of the Articles of Incorporation.


                                   ARTICLE TWO

         The Articles of Incorporation of the Corporation are hereby amended by these Restated Articles as follows:

         (1) Article Four is amended to effect a four-to-one reverse stock split of the issued common stock, par value $.01 per share (the "Old Common Stock"), of the Corporation, while maintaining the current number of authorized shares of each class of capital stock and their respective par values. Effective as of the close of business on the date of filing these Restated Articles (the "Effective Time"), the filing of these Restated Articles shall effect a reverse stock split (the "Reverse Stock Split") pursuant to which each share of Old Common Stock currently issued shall be reclassified and converted into one-fourth of a share of common stock, par value $.01 per share (the "New Common Stock"), of the Corporation, thereby reducing the number of issued shares of Common Stock from 6,176,655 to 1,544,164 (with any fractional share equal to or greater than one-half being rounded up to the nearest whole share and any fractional share less than one-half being rounded down to the nearest whole share). Each stock certificate that prior to the Effective Time represented shares of Old Common Stock shall, following the Effective Time, represent the number of shares of New Common Stock into which such shares of Old Common Stock shall have been converted.

         (2) Article Six is amended to eliminate the name and address of the sole member of the Board of Directors in place at the time the Articles of Incorporation of the Corporation were previously restated, and now reflects the names and addresses of the current members of the Board of Directors of the Corporation.

         (3) Article Twelve is amended to affect certain technical changes.

                                  ARTICLE THREE

         Each amendment made by these Restated Articles has been effected in conformity with the provisions of the Texas Business Corporation Act. The number of shares of Common Stock outstanding at the time these Restated Articles were adopted was 6,176,655, and the number of shares of such Common Stock entitled to vote on the Restated Articles as so amended was 6,176,655. At a meeting held on the date these Restated Articles were filed, the shareholders of the Corporation voted for and against the Restated Articles as follows:

CLASS                            FOR                          AGAINST

Common Stock                _______________              _________________


                                  ARTICLE FOUR

         These Restated Articles maintain the par value of the Common Stock at $.01 per share and effect a reverse stock split of the Old Common Stock in the ratio of four-to-one. Accordingly, the stated capital of the Corporation has been decreased from $61,766.55 to $15,441.64, with $46,324.91 being transferred to the Corporation's capital surplus.


                                  ARTICLE FIVE

         The Articles of Incorporation and all of the amendments and supplements thereto are hereby superseded by the attached Amended and Restated Articles of Incorporation, which accurately copy the entire text thereof, as amended as above set forth.


         EXECUTED as of the 26th day of February, 1999.

                                   CELEBRITY, INC.



                                   By
                                      ---------------------------------
                                      Robert H. Patterson, Jr.,
                                      President

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                                 CELEBRITY, INC.

                                   ARTICLE ONE

         The name of the Corporation is Celebrity, Inc.


                                   ARTICLE TWO

         The period of its duration is perpetual.


                                  ARTICLE THREE

         The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.


                                  ARTICLE FOUR

         The aggregate number of shares of capital stock that the Corporation will have authority to issue is 35,000,000, 25,000,000 of which will be shares of Common Stock, having a par value of $.01 per share, and 10,000,000 of which will be shares of preferred stock, having a par value of $.01 per share.

         Preferred stock may be issued in one or more series as may be determined from time to time by the Board of Directors. All shares of any one series of preferred stock will be identical except as to the date of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of preferred stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law.

           Effective as of the close of business on the date of filing these Restated Articles (the "Effective Time"), the filing of these Restated Articles shall effect a reverse stock split (the "Reverse Stock Split") pursuant to which each share of common stock, par value $.01 per share (the "Old Common Stock"), of the Corporation currently issued shall be reclassified and converted into one-fourth of a share of common stock, par value $.01 per share (the "New Common Stock"), of the Corporation, thereby reducing the number of issued shares of Common Stock from 6,176,655 to 1,544,164 (with any fractional share equal to or greater than one-half being rounded up to the nearest whole share and any fractional share less than one-half being rounded down to the nearest whole share). The number of authorized shares and the par value of the New Common Stock as set forth in the first paragraph of this Article Four shall not be affected by the

Reverse Stock Split. Each stock certificate that prior to the Effective Time represented shares of Old Common Stock shall, following the Effective Time, represent the number of shares of New Common Stock into which such shares of Old Common Stock shall have been converted.


                                  ARTICLE FIVE

         The post office address of the Corporation's registered office is 350 North St. Paul, Dallas, Texas 75201, and the name of its registered agent at such address is CT Corporation.


                                   ARTICLE SIX

         The number of directors of the Corporation shall be specified or determined in the manner provided in the Bylaws, and such number may from time to time be increased or decreased in such manner as may be prescribed in the Bylaws. The names and addresses of the current members of the Board of Directors who will serve as such until the next annual meeting of shareholders or until their respective successors are elected and qualified, are as follows:

NAME                                  ADDRESS

Robert H. Patterson, Jr.              4520 Old Troup Road
                                      Tyler, Texas 75707

                                      Post Office address:
                                      P.O. Box 6666
                                      Tyler, Texas 75711

Richard Yuen                          4520 Old Troup Road
                                      Tyler, Texas 75707

                                      Post Office address:
                                      P.O. Box 6666
                                      Tyler, Texas 75711

B. D. Hunter                          4520 Old Troup Road
                                      Tyler, Texas 75707

                                      Post Office address:
                                      P.O. Box 6666
                                      Tyler, Texas 75711

NAME                                  ADDRESS

C. A. Langner                         4520 Old Troup Road
                                      Tyler, Texas 75707

                                      Post Office address:
                                      P.O. Box 6666
                                      Tyler, Texas 75711

Valerie Anne Mars                     4520 Old Troup Road
                                      Tyler, Texas 75707

                                      Post Office address:
                                      P.O. Box 6666
                                      Tyler, Texas 75711


                                  ARTICLE SEVEN

         No shareholder of the Corporation will, solely by reason of his holding shares of any class, have any preemptive or preferential right to purchase or subscribe for any shares of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such shareholder. The Board of Directors may authorize the issuance of, and the Corporation may issue, shares of any class of stock of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase any such shares, without offering any shares of any class to the existing holders of any class of stock of the Corporation.


                                  ARTICLE EIGHT

         Shareholders of the Corporation will not have the right of cumulative voting for the election of directors or for any other purpose.


                                  ARTICLE NINE

         The Board of Directors is expressly authorized to alter, amend or repeal the Bylaws of the Corporation or to adopt new Bylaws.

                                   ARTICLE TEN

         In addition to any other manner of calling a special meeting of shareholders that may be set forth in the Bylaws of the Corporation, a special meeting of shareholders may be called at the request of the holders of at least 50% of all shares issued, outstanding and entitled to vote.


                                 ARTICLE ELEVEN

         Any action required or permitted by law, these Articles of Incorporation or the Bylaws of the Corporation to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

         Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.


                                 ARTICLE TWELVE

         (a) The Corporation will, to the fullest extent permitted by the Texas Business Corporation Act, as the same exists or may hereafter be amended, indemnify any and all persons it has power to indemnify under such Act from and against any and all of the expenses, liabilities or other matters referred to in or covered by such Act. Such indemnification may be provided pursuant to any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in a director or officer capacity and as to action in another capacity while holding such office, will continue as to a person who has ceased to be a director, officer, employee or agent, and will inure to the benefit of the heirs, executors and administrators of such a person.

         (b) If a claim under paragraph (a) of this Article is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the laws of the State of Texas for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the laws of the State of Texas nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.


                                ARTICLE THIRTEEN

         To the fullest extent permitted by the laws of the State of Texas as the same exist or may hereafter be amended, a director of the Corporation will not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director. Any repeal or modification of this Article will not increase the personal liability of any director of the Corporation for any act or occurrence taking place before such repeal or modification, or adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The provisions of this Article shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director that has not been eliminated by the provisions of this Article.


                                ARTICLE FOURTEEN

         With respect to any matter, a quorum will be present at a meeting of shareholders if the holders of one-third of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

         EXECUTED as of the 26th day of February, 1999.



                                    By
                                       -------------------------------
                                       Robert H. Patterson, Jr.,
                                       President

                                 CELEBRITY, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR SPECIAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Robert H. Patterson, Jr. and Lynn Skillen, or either of them, with full power of substitution, as Proxies to vote, as designated below, all shares of Common Stock of Celebrity, Inc., a Texas corporation (the "Company"), owned by the undersigned on January 25, 1999, at a special meeting of shareholders to be held at 8223 N. Stemmons Freeway, Dallas, Texas, on February 26, 1999, at 8:30 a.m., local time, and at any adjournments thereof, upon such business as may properly come before the meeting, including the following:

        PLEASE MARK VOTE IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

1. Approval of amendments to the Company's Restated Articles of Incorporation that would effect (i) a four-to-one reverse stock split of the Company's issued and outstanding common stock, par value $.01 per share (the "Common Stock"), in order to maintain the listing of the Common Stock on the Nasdaq SmallCap Market, and (ii) certain other technical changes.

       FOR                          AGAINST                    ABSTAIN
      [   ]                          [   ]                      [    ]

2. In their discretion, the Proxies are authorized to vote upon such other business or matters as may properly come before the meeting and any adjournments thereof.

            (CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE)

-------------------------------------------------------------------------------

                                 CELEBRITY, INC.

THIS PROXY, WHEN DULY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF PROPOSAL NO.1 AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

Mark here for address
change and note below.   [  ]
                                        Dated:                           , 1999
                                              --------------------------

                                        ---------------------------------------
                                        Signature


                                        ---------------------------------------
                                        (Signature if held jointly)

                                       IMPORTANT: PLEASE SIGN EXACTLY AS YOUR
                                       NAME APPEARS TO THE LEFT. WHEN SIGNING
                                       ON BEHALF OF A CORPORATION, PARTNERSHIP,
                                       ESTATE, TRUST OR IN OTHER REPRESENTATIVE
                                       CAPACITY, PLEASE SIGN NAME AND TITLE. IF
                                       EXECUTED BY A CORPORATION, THE PROXY
                                       SHOULD BE SIGNED BY A DULY AUTHORIZED
                                       OFFICER. IF EXECUTED BY A PARTNERSHIP,
                                       PLEASE SIGN IN THE PARTNERSHIP'S NAME BY
                                       AN AUTHORIZED PERSON. FOR JOINT
                                       ACCOUNTS, EACH JOINT OWNER MUST SIGN.

                                       THIS PROXY MAY BE REVOKED PRIOR TO THE
                                       EXERCISE OF THE POWERS CONFERRED BY THE
                                       PROXY.